UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 26, 2007

TAMM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-137174
(Commission File Number)

98-0377767
(IRS Employer Identification No.)

Suite 460, 734 - 7 Ave SW, Calgary, AB, Canada T2P 3P8
(Address of principal executive offices and Zip Code)

403-975-9399
(Registrant's telephone number, including area code)

Hola Communications, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On November 26, 2007, Tamm Oil and Gas Corp. (hereafter referred to as “we” or “us” or “our”) entered into an agreement (the “Agreement”) as “the Purchaser” with: (a) 10004731 Alberta Ltd., an Alberta, Canada corporation (“Alberta Ltd”); and (b) Muzz Investments, Inc., a British Columbia corporation (“Muzz”) (Alberta Ltd. and Muzz are referred to collectively in the Agreement and herein as the “Vendors”). The Agreement pertains to the Vendors’ sale to us of all of their interest (designated in the Agreement as the “Muzz Assets” and the “1004731 Assets”) in a December 12, 2003 royalty agreement made between Mikwec Energy Canada Ltd, as the Grantor (“Mikwec”), and Nearshore Petroleum Corporation, as the Grantee (“Nearshore”) (the “Royalty Agreement”) and all right, title and interest granted to the Grantee in accordance with the Royalty Agreement (“the Royalty”). The Muzz Assets and the 10004731 Assets represent a 0.5% and 1.5% interest, respectively, in a 6.5% royalty in certain leased lands in Alberta, Canada.  Under the terms of the Agreement, we are required to pay the following restricted shares of our common stock in exchange for the Muzz Assets and the 1004731 Assets, respectively: (a) 1,500,000 shares to Muzz; and (b) 2,500,000 shares to Alberta, Ltd.

The transaction described above, referred to in the Agreement as the “Sale Transaction”, is subject to the following conditions: (a) completion of comprehensive and definitive agreements upon execution of the Agreement that will contain terms and representations customary for agreements governing the purchase and sale of a royalty in Canada (the “Definitive Agreements”); (b) due diligence in connection with the Sale Transaction by us and the Vendors; (c) certain customary representations and warranties by us to the Vendors and the Vendors to us. The Agreement further provides that if any matter cannot be resolved or agreed upon in connection with the Definitive Agreements, the terms of this Agreement will govern such matter, even in the event that no such Definitive Agreements are executed.

The Royalty Agreement and Royalty provides for 6.5% overriding royalty on four leased lands located in the Alberta Province of Canada as detailed in Schedule A to the Royalty Agreement. The Recognition of Trust Agreement by Nearshore recognizes the interests of Muzz and Alberta Ltd to be 0.5% and 1.5% respectively of the 6.5% overriding royalty.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.3	November 26, 2007 Agreement between Tamm Oil and Gas Corp and 1004731 Alberta Ltd.
10.4	December 12, 2003 Royal Agreement between Mikwec Energy Canada Ltd and Nearshore Petroleum Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMM OIL AND GAS CORP.

/s/ Wiktor Musial, President

Date: January 9, 2008